EXHIBIT 99.1

Sphere 3D Announces Warrant Exchange to Simplify Capital Structure

SAN JOSE, Calif. – March 16, 2018 – Sphere 3D Corp. (NASDAQ: ANY), a containerization, virtualization, and data management solutions provider (the “Company”), today announced that it entered into warrant exchange agreements with certain existing holders of its outstanding warrants, pursuant to which the Company agreed to issue 1.1 common shares, no par value, of the Company (the “Common Shares”) for each warrant issued under certain purchase agreements entered into in March 2017 (the “Warrant Exchange”).

The Warrant Exchange was a privately negotiated exchange under Section 4(a)(2) and Rule 144(d)(3)(ii) of the Securities Act of 1933, as amended, for the surrender and cancellation of previously outstanding warrants for the purchase of up to, in aggregate, 1,300,910 Common Shares. The Company will issue an aggregate of 1,430,998 Common Shares in the Warrant Exchange.

The Warrant Exchange is intended to improve the financial flexibility of the Company by removing potentially dilutive effects of certain provisions in such previously outstanding warrants in the event of certain equity issuances.

MF Ventures, LLC, which beneficially owns, directly or indirectly, securities of the Company carrying more than 10% of the voting rights attached to the outstanding voting securities of the Company (on a partially–diluted basis), will participate in the Warrant Exchange by acquiring 299,999 Common Shares. As a result, the participation of MF Ventures, LLC constitutes a "related party transaction" within the meaning of Multilateral Instrument 61–101 – Protection of Minority Security Holders in Special Transactions ("MI 61–101"). The Company intends to file a material change report in connection therewith with the applicable Canadian securities regulatory authorities. However, such material change report will not be filed at least 21 days before the completion of the Warrant Exchange in order to allow the Company to secure the opportunity to eliminate the warrants so exchanged from its capital structure.

The Company is relying on the exemptions from the "formal valuation" and "minority approval" requirements under MI 61–101, respectively, based on the fact that the subject matter of, or consideration for, the Warrant Exchange insofar as it involves interested parties, as determined in accordance with MI 61–101, does not exceed 25% of the market capitalization of the Company, as determined in accordance with MI 61–101.

About Sphere 3D
Sphere 3D Corp. (NASDAQ: ANY) delivers containerization, virtualization, and data management solutions via hybrid cloud, cloud and on–premises implementations through its global reseller network and professional services organization. Sphere 3D, along with its wholly owned subsidiaries Overland Storage and Tandberg Data, has a strong portfolio of brands, including Overland–Tandberg, HVE ConneXions and UCX ConneXions, dedicated to helping customers achieve their IT goals. For more information, visit www.sphere3d.com. Follow us on Twitter @Sphere3D, @HVEconneXions, @ovltb.

Safe Harbor Statement
This press release contains forward–looking statements, which include, among others, Sphere 3Dªs expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance, that may involve risks, uncertainties, and assumptions concerning the Companyªs business and products, including the entry into a definitive agreement with Silicon Valley Technology Partners (“SVTP”), pursuant to which SVTP proposes to acquire the Data Protection and Archive business from Sphere 3D; the market adoption, actual performance and functionality of our products; our inability to comply with the covenants in our credit facilities or to obtain additional debt or equity financing; any increase in our future cash needs; our ability to maintain compliance with NASDAQ Capital Market listing requirements; unforeseen and proposed changes in the course of Sphere 3Dªs business or the business of its wholly–owned subsidiaries, including, without limitation, Overland Storage and Tandberg Data; the level of success of our collaborations and business partnerships; possible actions by customers, partners, suppliers, competitors or regulatory authorities; and other risks detailed from time to time in our periodic reports contained in our Annual Information Form and other filings with Canadian securities regulators (www.sedar.com) and in periodic reports filed with the United States Securities and Exchange Commission (www.sec.gov). All forward–looking statements speak only as of the date of this written communication. Sphere 3D undertakes no obligation to update any forward–looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Investor Contact:
The Blueshirt Group
Lauren Sloane
Tel: +1 415–217–2632
Lauren@blueshirtgroup.com